UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

CAPALL STABLES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54952 (Commission File No.)	45-4654509 (IRS Employer Identification No.)

205 Ave Del Mar #974 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2013, Capall Stables, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to implement a Ten to One split (the “Reverse Split”) of its common stock, par value $0.0001 per share (the “Common Stock”), as approved by the Company’s stockholders on May 14, 2013.

As a result of the Reverse Split, every ten shares of issued and outstanding Common Stock were combined into one share of issued and outstanding Common Stock.

 Fractional shares will be rounded up at the beneficial owner level.  Accordingly, each common shareholders shares shall be divided by 10 then rounded up to the nearest whole number; with shareholders owning less than Ten (10) common shares as of the record date each receiving One (1) share.

The Amendment did not reduce the number of authorized shares of the Common Stock and, therefore, the effect of the Amendment is to increase the number of shares of Common Stock available for issuance relative to the number of shares of Common Stock issued and outstanding. The Reverse Split did not alter the par value of the Common Stock or modify any voting rights or other terms of the Common Stock.

As a result of the reverse split, the Company’s outstanding share count will go from 449,250,000 to 44,925,000 shares outstanding.  As a result of the reverse split, the Company’s free trading outstanding share count will go from 27,000,000 to 2,700,000 shares outstanding.

A copy of the Amendment, as filed with the Secretary of State of the State of Delaware on May 14, 2013, is attached hereto as Exhibit 3.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           May 14 2013                                                                  Capall Stables, Inc.

By: /s/ Joseph Wade
Name: Joseph Wade
Title: CEO